COMMON STOCK PURCHASE AGREEMENT

	This Common Stock Purchase Agreement ("Agreement"), dated
January 25, 2005, made by and between James W. Margulies, an individual principally residing in the State of Ohio, entitled to receive mail at Suite 250, 30100 Chagrin
Boulevard, Pepper Pike, Ohio 44124 ("Seller"), and Randolph
S. Hudson, an individual principally residing in the State of New York, entitled to receive mail at Post Office Box
202, Wyoming, New York 14591 (the "Purchaser"), with reference to the following facts, covenants, terms, provisions, and conditions:

AGREEMENT

	NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	SALE OF SHARES; DELIVERIES.  In exchange for Purchaser's
cash consideration, evidenced by a promise to pay and annexed hereto, and the covenants and conditions set forth herein, Seller shall sell and transfer to Purchaser
185,000 (One Hundred Eighty-five Thousand) shares of the common stock of Cartoon Acquisition Corporation, a United
States corporation organized under the laws of the State of Delaware ("Cartoon" and "Cartoon Stock", respectively) held by Seller. Upon transfer in accordance with the terms of this Agreement, the Cartoon Stock will be fully paid and non-assessable. At the Closing, the Seller shall deliver to the Purchaser a certificate or certificates representing the Cartoon Stock, duly endorsed by Seller and issued to Purchaser, and accompanied by appropriate stock powers, with Medallion
Signature Guarantee affixed by an authorized United
States banking corporation.

2.	PAYMENT FOR THE SHARES; PURCHASER CLOSING CONDITIONS.
Contemporaneously on the date hereof, Purchaser has issued a promissory note (the "Note") in principal the amount of $100,000 (One Hundred Thousand and 00/100
Dollars) to the Seller as full and complete payment for the Cartoon Stock. Purchaser hereby acknowledges receipt of such payment by acceptance of the Note, and of the pledge and security agreement that operates concomitantly with the Note.

		The obligation of the Purchaser to consummate the transactions to be performed by him in connection with the closing hereunder (the "Closing") is subject to satisfaction of the following conditions:

(i)	each of the conditions to closing under that certain
Common Stock Purchase Agreement, dated the date hereof, by and between Purchaser and Seller shall have been satisfied and the parties thereto shall have executed and delivered this Agreement and the transactions contemplated by this Agreement shall have closed or be closing simultaneously with the Closing of the transactions contemplated by this Agreement;

(ii)	the representations and warranties of Seller set
forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, Seller shall have procured any third party consents necessary to consummate the transactions contemplated hereby and Seller shall have delivered to Purchaser an officer's certificate, executed by the President of Seller, certifying as to the foregoing.

3.	PURCHASER REPRESENTATIONS AND WARRANTIES.  In order to
induce Seller to accept this Agreement, Purchaser hereby represents and warrants to Seller, as follows:

(a)	OPPORTUNITY TO INVESTIGATE.  Purchaser has been
given a full opportunity to ask questions of, and to receive answers from, the officers, agents and representatives of Seller and of Cartoon concerning the financial condition and the corporate history and status of Cartoon and to obtain such other information that Purchaser and Purchaser's professional advisors
(if any) desire in order to evaluate the purchase of the Cartoon Stock. All such questions have been answered to the full satisfaction of Purchaser.

(b)	ACKNOWLEDGMENT OF RISKS.  Purchaser acknowledges and
understands that Cartoon is not currently operating, that Cartoon has no assets, that in purchasing the Cartoon Stock Purchaser is making a highly speculative and risky investment, and that Purchaser may lose his entire investment in the Cartoon Stock. As the holder-in-supermajority of Cartoon Stock following the Closing, Purchaser understands that Cartoon is obligated to file quarterly, annual, transitional, and current reports with the Securities and Exchange
Commission (the "SEC"), and, Cartoon is delinquent in its filings under its reporting obligations to the SEC.

(c)	SHARES REGISTERED.  Purchaser understands that the
Cartoon Stock has been registered under the Securities
Exchange Act of 1934; however, the Purchaser understands that the Cartoon Stock, which is being acquired pursuant to this Agreement, may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of in accordance with the rules and regulations of the SEC, and under applicable
Federal securities laws.

(d)	MAJORITY SHAREHOLDER.  Purchaser understands that
Seller is the current supermajority shareholder in Cartoon, owning ninety-nine percent (99.9%) of the Cartoon Stock

(e)	INDEPENDENT INVESTIGATION.  In making Purchaser's
decision to purchase the Cartoon Stock, Purchaser has relied solely upon independent investigations made by Purchaser. Purchaser has received no representation or warranty from Seller, Cartoon, or any of the affiliates, employees, or agents of Seller or Cartoon, except as expressly set forth herein.

(f)	LEGAL AUTHORITY.  Purchaser has full power and
authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. As of the Closing all consents, permits or approvals by any third parties, if any, necessary in order to consummate the transactions contemplated by this Agreement shall have been obtained.

(g)	NONCONTRAVENTION.  Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (1) conflict with or violate the terms of any certificate of trust, trust agreement or other instrument governing the Purchaser; (2) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or (3) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of his assets are subject.

(h)	ACCURACY AND SURVIVAL OF REPRESENTATIONS.  Each
representation and warranty of Purchaser contained herein and all information furnished by Purchaser to Seller is true, correct, and complete in all respects.
All representations and warranties set forth above will be true, correct and complete in all respects on and as of the date of the transfer of the Cartoon
Stock by Seller to Purchaser, as if made on and as of such date and shall survive such transfer.

4.	SELLER REPRESENTATIONS AND WARRANTIES.  In order to
induce Purchaser to accept this Agreement, Seller hereby represents and warrants to Purchaser, as follows:

(a)	LEGAL AUTHORITY.  Seller has full power and
authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. As of the Closing all consents, permits or approvals of any third parties, if any, necessary in order to consummate the transactions contemplated by this Agreement shall have been obtained.

(b)	NONCONTRAVENTION.  Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby including the transfer and sale of the Cartoon Stock, will (1) conflict with or violate the terms of the certificate or Certificate of Incorporation or Bylaws of Cartoon or any other instrument governing Seller or Cartoon;
(2) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which each of Seller or Cartoon is subject or
(3) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller or Cartoon is a party or by which either of them are bound or to which any of their assets are subject.

(c)	STOCK OWNERSHIP INFORMATION.  Cartoon is a Delaware
corporation that was formed on September 25, 2003.
There are 100,000,000 (One Hundred Million) shares of common stock, par value $0.0001 per share, of which 200,000 shares are issued and outstanding and 20,000,000 (Twenty Million) shares of preferred stock, par value $0.0001 per share, of which none are issued.
There are no outstanding options, warrants, or other rights to acquire shares of common stock or shares of preferred stock and there are no preemptive rights.
Except for the issuance pursuant to this Agreement, there is no existing commitment, either actual or contingent, to issue additional shares of the common or preferred Stock of Cartoon to any person. Seller holds the Cartoon Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of the Cartoon Stock other than this Agreement. Seller is not party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Cartoon Stock. Upon delivery of the Cartoon Stock hereunder to Purchaser, Purchaser will be the absolute owner of the Cartoon
Stock, free, clear, and discharged of and from all liens and encumbrances, with the singular exception of the evidence of indebtedness to Seller by Purchaser in accordance with the terms and conditions set forth and contained in this Agreement, in the Note, and in the annexed pledge and security agreement that operates in accordance with the Note.. As a result of the consummation of the transactions contemplated hereby and by the Common Stock Purchase Agreement, the Purchaser will own ninety-two and one-half of one percent (92.5%) of the issued and outstanding common stock of Cartoon.

(d)	REPRESENTATIONS AND WARRANTIES OF CARTOON IN COMMON
STOCK PURCHASE AGREEMENT. Each representation and warranty of Cartoon by Seller contained in the Common
Stock Purchase Agreement is true and correct as of the date hereof and will be true and correct as of the Closing hereunder and thereunder and Seller hereby makes such representations and warranties to Purchaser to the same extent, and with the same effect, as Cartoon made them to Purchaser in the Common Stock
Purchase Agreement.

(e)	ACCURACY AND SURVIVAL OF REPRESENTATIONS.  Each
representation and warranty of Seller contained herein and all information furnished by Seller is true, correct, and complete in all respects. All representations and warranties set forth above will be true, correct and complete in all respects on and as of the date of the transfer of the Cartoon Stock by Seller to Purchaser, as if made on and as of such date and shall survive such transfer.

5.	LEGENDS AND RESTRICTIONS.

(a)	COMPLIANCE WITH APPLICABLE SECURITIES LAWS.  The
transfer of the Cartoon Stock being purchased pursuant to this Agreement is governed by various United States
Federal and state securities laws. Therefore, the resale or transfer of the Cartoon Stock by Purchaser shall only be made in compliance with all applicable securities laws of the United States. Furthermore, it shall be the responsibility of the Purchaser to timely notify the SEC of the overall transaction represented by this Agreement.

6.	INDEMNITY AGAINST LIABILITIES.

(a)	SELLERS INDEMNIFICATION OF PURCHASER.  Seller agrees
to indemnify and hold Purchaser, his counsel, and his agents harmless ("the Indemnitees") against and in respect of any and all losses, liabilities, damages, and expenses whatsoever, including legal fees, incurred in investigating, preparing, or defending against any litigation (whether or not involving a third party), commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, as and when incurred, (i) arising out of, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of Seller contained in this Agreement or of Cartoon contained in the Common Stock Purchase
Agreement; or (ii) arising out of, based upon, or in connection with any and all claims relating to the business, properties, assets, and/or operations of the Cartoon which arose prior to the Closing.

(b)	CARTOON'S STOCKHOLDER'S INDEMNIFICATION OF
PURCHASER.  By his execution of this Agreement, James
W. Margulies, as controlling stockholder of Cartoon, the Seller hereunder, hereby agrees to indemnify and hold Purchaser, his counsel and his agents harmless
("the Indemnitees") against and in respect of any and all losses, liabilities, damages, and expenses whatsoever, including legal fees, incurred in investigating, preparing, or defending against any litigation (whether or not involving a third party), commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, as and when incurred, (i) arising out of, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of Seller contained in this Agreement or of Cartoon contained in the Common Stock Purchase Agreement; or
(ii) arising out of, based upon, or in connection with any and all claims relating to the business, properties, assets, and/or operations of the Cartoon which arose prior to the Closing.

(c)	DURATION OF INDEMNIFICATION.  The indemnification
provided in this Section 6 shall only apply to a claim, which is commenced or threatened within one year from the Closing Date.

7.	GENERAL PROVISIONS.

(a)	NOTICES.  Except as expressly provided herein, all
notices, requests or other communications required hereunder shall be in writing and shall be given by personal delivery, international overnight courier service, or certified or registered mail, postage prepaid, return receipt requested, addressed to the respective party at the applicable address set forth herein, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests, or communications shall be deemed effective upon personal delivery, or seven (7) days following deposit in the mail, or two (2) business days following deposit with any international overnight courier service.

	In order to be effective, any such Notice shall be given, as follows:

		If to Seller:		James W. Marguiles
					Suite 250
					30100 Chagrin Boulevard
					Pepper Pike, Ohio  44124

		If to Purchaser:	Randolph S. Hudson
					c/o Stephen D. Rogoff, Esq.
					Suite 900
					14 Franklin Street
					Rochester, New York 14604

A change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the failure to deliver due to any change of address of which no notice was given shall not affect the time at which such notice shall be deemed to have been given and shall constitute receipt of such communication.

(b)	JURISDICTION, VENUE AND GOVERNING LAW.  This
Agreement is being made, and performance is to be had, in the City of Cleveland, State of Ohio. This
Agreement shall be governed by, construed, and enforced in accordance with the laws of the United
States of America and the State of Ohio (regardless of choice of law principles of that jurisdiction or of any other jurisdiction). This Agreement shall be interpreted as if it had been jointly prepared by the parties and in the event of any ambiguity, the Agreement shall not be interpreted as if it had been prepared by any one party. Any action or proceeding arising in connection herewith shall be litigated in the state and United States' Federal courts located in Cleveland, Ohio, and each party hereby waives any right that such party may have to assert the Doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the courts located in the City of Cleveland, State of Ohio, shall have exclusive personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

(c)	AMENDMENTS; ENTIRE AGREEMENT.  This is the entire
agreement between the parties. There are no promises, conditions, covenants, or terms, which are not contained herein. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and permitted assigns.
This Agreement may not be altered, modified, changed, or canceled, except in a writing signed by all parties.

(d)	VALIDITY.  If any one or more of the provisions (or
any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

(e)	TIME OF ESSENCE; COOPERATION.  Time is of the
essence in the performance of the obligations of the parties in connection with this Agreement. All parties shall cooperate fully in carrying out the terms of this Agreement and shall prepare and execute all documents reasonably necessary to carry out the terms of this Agreement.

(f)	COUNTERPARTS.  This Agreement may be executed in one
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement. Any party may deliver to the other party a facsimile of any part of this Agreement and may deliver such facsimile by telecopier, as if this Agreement, or any amendments or modifications hereto, were executed in the presence of the other party.

	IN WITNESS WHEREOF, each of the parties hereby executes this Agreement of the date first set forth above.

RANDOLPH S. HUDSON
("Purchaser")



/s/ Randolph S. Hudson
_____________________________________________
Randolph S. Hudson,


JAMES W. MARGULIES
("Seller")



/s/ James W. Margulies
______________________________________________
James W. Margulies



Common Stock Purchase Agreement, January 25, 2005, Page 1 of 7